                                                                  Exhibit (M)(2)

                                   APPENDIX I

Trust                                 Series
---------------------------           --------------------------------------

Columbia Funds Trust VIII             Columbia Income Fund
                                      Columbia Intermediate Bond Fund

Columbia Funds Trust IX               Columbia Managed Municipals Fund
                                      Columbia High Yield Municipal Fund

Columbia Funds Trust XI               Columbia Growth Stock Fund
                                      Columbia Young Investor Fund
                                      Columbia Global Thematic Equity Fund
                                      Columbia European Thematic Equity Fund
                                      Columbia Asset Allocation Fund
                                      Columbia Dividend Income Fund
                                      Columbia Large Cap Core Fund
                                      Columbia International Equity Fund
                                      Columbia Large Cap Growth Fund
                                      Columbia Disciplined Value Fund
                                      Columbia Small Cap Fund
                                      Columbia Small Company Equity Fund

Columbia Floating Rate Fund